Exhibit 5.1
(614) 464-6400
[Letterhead of Vorys, Sater, Seymour and Pease LLP]
November 26, 2008
Board of Directors
Bob Evans Farms, Inc.
3776 South High Street
Columbus, Ohio 43207
Ladies and Gentlemen:
          We have acted as counsel to Bob Evans Farms, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on or about the date of this letter (the “Registration Statement”), relating to the proposed issuance of up to 1,894,290 shares of common stock, $.01 par value, of the Company (the “Shares”) pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (as amended, the “Plan”).
          In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the restated certificate of incorporation of the Company, as currently in effect; (iv) the amended and restated bylaws of the Company, as currently in effect; and (v) resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and approving the Plan and the transactions contemplated thereby. In addition, we have examined such other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also been furnished with and relied upon such oral or written statements and representations of officers and other representatives of the Company with respect to certain factual matters, and examined and relied upon such certificates of public officials and authorities of law, as we have deemed relevant as a basis for this opinion.
          In our examination of the aforesaid records, documents and certificates and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (i) the genuineness of all signatures, (ii) the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, (iii) the authority of all individuals entering and maintaining records, (iv) the authenticity and completeness of all records, documents and certificates submitted to us as originals, (v) the conformity to authentic original, of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates and (vi) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us. Further, we have assumed the accuracy of all information provided to us by the officers and other representatives of the Company, orally or in writing.

          We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
          Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares to be registered under the Act pursuant to the Registration Statement for issuance and delivery under the Plan have been duly authorized by all necessary corporate action of the Company and, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered upon payment therefor as contemplated under the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.
          This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
          This opinion is furnished by us solely for the benefit of the Company in connection with the proposed issuance of the Shares pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon, quoted or otherwise used by any other person or for any other purpose without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendments thereto. By giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP
VORYS, SATER, SEYMOUR AND PEASE LLP